SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                    OMI CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     4) Proposed maximum aggregate value of transaction:

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[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

             [logo]

            OMI CORPORATION o One Station Place o Stamford, CT 06902



                                                            April 19, 1999


Dear Stockholder:

     You are cordially invited to attend the 1999 annual meeting of OMI Corporation stockholders to be held at The New York Helmsley Hotel, Turtle Bay Room, 212 East 42nd Street, New York, New York, on Thursday, May 27, 1999 at 9:00 a.m.

     Matters to be considered and acted upon by our stockholders include the election of directors and ratification of the appointment of OMI Corporation's certified public accountants. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating, and mailing the enclosed proxy will be appreciated.



                                  Sincerely,

                                  /s/ CRAIG H. STEVENSON, JR.
                                  ---------------------------
                                  CRAIG H. STEVENSON, JR.
                                  Chairman of the Board and
                                  Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF OMI CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMI Corporation will be held in the Turtle Bay Room of The New York Helmsley Hotel, 212 East 42nd Street, New York, New York, on Thursday, May 27, 1999, at 9:00 a.m. (Eastern Daylight Savings Time), for the following purposes:

          (1) To elect three directors (Class I) for a three year term, each to hold office until his or her successor shall be duly elected and qualified;

          (2) To ratify the appointment of Deloitte & Touche LLP as auditors of OMI Corporation and various subsidiaries for the year ending December 31, 1999; and

          (3) To consider and act on such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     A complete list of the stockholders entitled to vote at the meeting will be located at the offices of OMI Corporation, One Station Place, Stamford, Connecticut, at least 10 days prior to the meeting.


                                    By Order of the Board of Directors

                                    /s/ FREDRIC S. LONDON
                                    ------------------------
                                    FREDRIC S. LONDON
                                    Secretary

Stamford, Connecticut
April 19, 1999


                                    IMPORTANT
                                    ---------
PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

PROXY STATEMENT

     The following statement is submitted to stockholders in connection with the solicitation of proxies for the Annual Meeting of Stockholders of OMI Corporation ("OMI" or the "Company") to be held May 27, 1999. OMI's corporate headquarters is located at One Station Place, Stamford, Connecticut 06902, but the Annual Meeting will be held in the Turtle Bay Room of The New York Helmsley Hotel, 212 East 42nd Street, New York, New York. A proxy for this meeting is enclosed. This proxy statement is being mailed on or about April 19, 1999 to shareholders of record as of April 12, 1999.

     The purposes of the meeting are:

     (1) to elect three directors for a three-year term, each to hold office until his successor shall be duly elected and qualified;

     (2) to ratify the appointment of Deloitte & Touche LLP as auditors of OMI and various subsidiaries for the current year; and

     (3) to consider and act on such other business as may properly come before the meeting.

     The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of the Board of Directors of OMI. The cost of this solicitation will be paid by OMI. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and Proxy Statement, which are enclosed. The solicitation will be conducted principally by mail, although directors, officers and employees of OMI and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals and OMI will reimburse such persons for their expenses in so doing. OMI is also retaining D.F. King & Co., Inc. to solicit proxies and will pay D.F. King & Co., Inc. a fee of $6,500.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the meeting and voted in accordance with the specifications, if any, made on the proxy. If no specification is made, the proxies will be voted FOR the management slate of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors. A proxy is revocable at any time prior to being voted by giving written notice to the Secretary of OMI or by attending the meeting and voting in person.


VOTING SECURITIES

     As of April 12, 1999, the record date for the meeting, OMI had outstanding 41,663,013 shares of common stock, par value $.50 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote per share on all matters to come before the meeting, including the election of directors. The election of each nominee for director and the ratification of Deloitte & Touche LLP as auditors require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting. Broker non-votes will not be treated as votes cast with respect to any matter presented at the Annual Meeting and abstentions will be treated as negative votes on all matters other than election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF OMI

     (a) The following tables sets forth, as of April 1, 1998, certain information with respect to (i) each person known to OMI to be the beneficial owner of more than five percent (5%) of OMI's Common Stock, which is the only class of outstanding voting securities, (ii) each director, (iii) each of certain executive officers, (iv) the Board Nominees and (v) all directors and all executive officers as a Group:

    Name and Address of                     Amount and Nature of       Percent
    Beneficial Owner                        Beneficial Ownership(1)    of Class
    -------------------                     ----------------------     --------
    The Equitable Companies Incorporated          7,773,400              18.7
    1290 Avenue of the Americas
    New York, New York 10104

    State Street Research and                     3,405,100               8.2
      Management Company
    One Financial Center, 30th Floor
    Boston, MA 02111-2690

    Ryback Management Corporation                 2,341,100               5.6
    7711 Carondelet Avenue
    P.O. Box 16900
    St. Louis, MO 63105

    Craig H. Stevenson, Jr. (2)                     401,847                 *

    Robert L. Bugbee (3)                            111,900                 *

    Vincent J. de Sostoa (4)                        170,002                 *

    Fredric S. London (5)                           249,371                 *

    Henry Blaustein (6)                              58,400                 *

    Jack Goldstein (7)                              315,699                 *

    Per Heidenreich                                  11,852                 *

    James Hood                                       11,852                 *

    Michael J. Klebanoff                            309,737                 *

    Edward Spiegel (8)                              128,352                 *

    James D. Woods                                   61,825                 *

    All directors and executive officers
    as a group(19 persons)                        2,152,995               5.2

----------
*   Represents holdings of less than one percent.

                                         (Footnotes continued on following page)

(1) Includes all shares with respect to which each person, executive officer or director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. With respect to executive officers, includes shares that may be purchased under currently exercisable stock options granted pursuant to the OMI Corporation 1998 Stock Option Plan, shares held under the OMI Corporation Savings Plan and units or shares held under the OMI Corporation 1998 Performance Share Unit Plan. With respect to non-employee directors, includes shares that may be purchased under currently exercisable stock options granted pursuant to the OMI Corporation 1998 Stock Option Plan.

(2) Includes options to purchase 100,000 shares, 2000 shares held in a corporation in which the executive has no interest but his spouse owns a 50% interest and performance units convertible into 30,000 shares.

(3) Includes options to purchase 70,000 shares, 1000 shares owned by his spouse and performance units convertible into 20,000 shares.

(4) Includes options to purchase 77,340 shares and performance units convertible into 12,500 shares.

(5) Includes options to purchase 102,000 shares and performance units convertible into 12,500 shares.

(6) Includes options to purchase 30,000 shares and performance units convertible into 12,500 shares.

(7) Includes 12,500 shares owned jointly with Mr. Goldstein's spouse and options to purchase 100,000 shares.

(8) Includes 14,000 shares owned by his children and 5,000 shares owned by a foundation.


ELECTION OF DIRECTORS

     Pursuant to OMI's Articles of Incorporation, as amended, and By-Laws, the Board of Directors of OMI is divided into three classes as set forth in the following table. Each Class consists of three directors. The directors in each class hold office for staggered terms of three years. The three Class I directors, Messrs. Robert Bugbee, Per Heidenreich and James N. Hood, whose present terms expire in 1999, are being proposed for new three year terms (expiring in 2002) at this Annual Meeting. The Class I directors were elected by the then current shareholder of the Company (then OMI Corp. and now known as "Marine Transport Corporation", and referred to herein as "Old OMI") prior to the Company being spun off to Old OMI's shareholders on June 17, 1998 (the "Spin-off").

     All nominees in Class I are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as Proxies have discretionary authority to vote for a substitute nominee named by Management, or Management may reduce the number of directors to be determined and elected.

     The Board of Directors recommends a vote in favor of the election of the nominees for directors.

     The following tables set forth certain information regarding the members of and nominees for the Board of Directors:

                                Class and
                                 Year in                                             First
 Name and Other                Which Term         Principal                         Became a
   Information           Age   Will Expire       Occupation                         Director
-----------------------  ---   -----------   -----------------------------------    --------
                       NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING
                       ------------------------------------------------
Robert Bugbee            38      Class I     Senior Vice President,                  1/15/98
                                 2002        OMI Corporation

Per Heidenreich          55      Class I     Chairman of the Board                   6/17/98
                                 2002        and Chief Executive Officer of
                                             Heidenreich Marine, Inc.

James N. Hood            64      Class I     Retired former President                6/17/98
                                 2002        and Chief Executive Officer of
                                             Teekay Shipping Corporation


                        DIRECTORS WHOSE TERMS CONTINUE
                        ------------------------------
Edward Spiegel           60      Class II    Private investor, former partner        6/17/98
                                 2000        of Goldman Sachs


Craig H. Stevenson, Jr.  44      Class II    Chairman of the Board                   1/15/98
                                 2000        and Chief Executive Officer of
                                             OMI Corporation

James D. Woods           67      Class II    Chairman Emeritus and Consultant        6/17/98
                                 2000        to Baker Hughes Inc.


Michael Klebanoff        78      Class III   Private investor; Chairman Emeritus     6/17/98
                                 2001        of OMI Corporation


Jack Goldstein           59      Class III   Private investor; Vice Chairman         6/17/98
                                 2001        of the Board of OMI Corporation


            ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     During 1998, there were three Board of Directors' meetings of the Company. All directors attended all three meetings except Mr. Heidenreich, who missed one meeting.

     The Audit Committee, comprising Messrs. Goldstein and Heidenreich, recommends to the Board the auditors to be appointed by the Company, reviews the results of each year's audit, evaluates any recommendations the auditors may propose with respect to the Company's internal controls and procedures and oversees the responses made to any such recommendations. The Compensation Committee, comprising Messrs. Woods and Spiegel, reviews and determines the compensation of the Company's executives. In 1998, the Audit Committee met once for the purpose of reviewing audit procedures and inquiring into financial, legal, and other matters, and the Compensation Committee met once for the purpose of reviewing overall compensation and employee benefit practices and programs. The Company does not have a nominating or similar committee.

     CRAIG H. STEVENSON JR. was appointed President and Chief Executive Officer of the Company in 1998. Mr. Stevenson had been Chief Executive Officer of Old OMI since January 1997 and President of Old OMI since November 1995. He was elected Chief Operating Officer of Old OMI in November 1994 and Senior Vice President/Chartering in August 1993.

     ROBERT BUGBEE was elected Director and Senior Vice President of the Company in 1998. He was Senior Vice President of Old OMI from August 1995 to June 1998. Mr. Bugbee joined Old OMI in February 1995. Prior thereto, he was Head of Business Development at Gotaas-Larsen Shipping Corporation for more than three years.

     JACK GOLDSTEIN was Chairman of the Company from June 17, 1998 until September 24, 1998 at which time he became Vice Chairman. He was Chairman of Old OMI from October 1995 to June 17, 1998 and was President and Chief Executive Officer of Old OMI from 1986 to 1995.

     PER HEIDENREICH has been Chairman and Chief Executive Officer of Heidenreich Marine, Inc. since 1984. Prior thereto he was Executive Vice President of Stolt-Nielsen, Inc. and Director of Stolt Tankers and Terminals (Holding) Ltd.

     JAMES N. HOOD was President and Chief Executive Officer of Teekay Shipping Corporation from 1992 to 1998 and Director of Teekay Shipping Corporation from 1993 to 1998. In addition to his 23 years of shore service in various senior management positions, Captain Hood has served at sea for 19 years, including four years of command experience.

     MICHAEL KLEBANOFF is a private investor. He was President of Old OMI from 1969 to 1983 and was Chairman of the Board of Old OMI from 1983 until November 1995.

     EDWARD SPIEGEL was a general partner of Goldman Sachs from 1984 to 1995. Mr. Spiegel is a Chartered Financial Analyst and a member of the New York Society of Security Analysts. In 1998 Mr. Spiegel became a director of Genesis Direct, Inc.

     JAMES D. WOODS is Chairman Emeritus and consultant to Baker Hughes Inc., one of the largest companies in the oil-services industry, and worked for its predecessor from 1955 to 1997. From January 1989 until January of 1997 Mr. Woods was Chairman of the Board and Chief Executive Officer of Baker Hughes Inc.


CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Per Heidenreich, a director, is Chairman of the Board of Directors and Chief Executive Officer of Heidenreich Marine Inc. ("HMI"), which chartered in one tanker directly and whose pool chartered in two other tankers from the Company during 1998 and operated the tankers in its pool. OMI received $10,665,137 in charter hire from HMI and from the pool, after deducting $180,152 in fees and commissions paid to the pool. The fees and commissions were calculated on the same basis as those charged to other members of the pool. In addition, OMI and HMI formed OMI-Heidmar Shipping LLC, a Singapore based company which charters product tankers controlled by OMI and HMI in Far East markets. In 1998 OMI received $6,719,562 in charter hire payments for two vessels. The Company funded $226,000 to the joint venture to cover a portion of the venture's operating cost.


                            COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of the Company do not receive any fees or remuneration for services as members of the Board of Directors or of any Committee thereof. Each non-employee director in 1998 was compensated $20,000 annually, half of which was paid by the Company and half by Old OMI and $750 per board and committee meeting attended.

     Also, each non-employee director who had not been a director of Old OMI prior to the Spin-off received a one-time grant of options to purchase 30,000 shares of OMI Common Stock, pursuant to the OMI Corporation 1998 Stock Option Plan.


EXECUTIVE COMPENSATION

     The Summary Compensation Table shows the compensation paid by Old OMI (for the period to June 17, 1998 and by the Company (thereafter to year-end) of each of the Company's five most highly compensated executive officers including the Chief Executive Officer and its former chariman (the "named executive officers").

                          SUMMARY COMPENSATION TABLE
                                                                                                Long Term
                                                                                           Compensation Awards
                                                                                        --------------------------
                                                   Annual Compensation                  Restricted
                                      ----------------------------------------------       Stock
                                                               Other       Other         Options/       All Other
   Name and                            Salary      Bonus       Annual       Annual         SARs       Compensation
Principal Position            Year     ($)(4)      ($)(4)   Compensation   Awards($)     (#)(1)(2)       ($)(3)
------------------            ---     -------    ---------  ------------   ---------    ----------    ------------
Craig H. Stevenson, Jr. (5)   1998    389,000      253,200        0               0            0         43,302
President and Chief           1997    380,000    1,062,500        0         459,375       50,000         32,985
Executive Officer             1996    300,000      123,750        0               0            0         18,714

Robert Bugbee                 1998    272,000      168,800        0               0            0         46,714
Sr. Vice President/           1997    250,000      531,250        0               0            0         19,412
Commercial                    1996    206,000       66,000        0               0       10,000         20,521

Vincent J. deSostoa           1998    256,000      105,500        0               0            0         47,257
Sr. Vice President, Chief     1997    250,000      531,250        0               0            0         21,553
Financial Officer and         1996    231,750       66,000        0               0            0         20,516
Treasurer

Fredric S. London             1998    246,000      105,500        0               0            0         46,838
Sr. Vice President, General   1997    240,000      531,250        0               0            0         20,930
Counsel and Secretary         1996    224,500       66,000        0               0            0         19,718

Henry Blaustein (6)           1998    240,000      105,500        0               0       30,000         28,859
Sr. Vice President, OMI       1997     99,511      214,200                  137,812       15,000          5,290
Marine Services LLC           1996        N/A          N/A       N/A            N/A          N/A            N/A

Jack Goldstein (7)            1998    821,829           0         0               0            0         33,097
Vice Chairman                 1997    194,800      531,500        0               0            0         20,988
                              1996    391,400      155,000        0               0            0         18,500

----------
(1) All restrictions on restricted stock holdings lapsed on or before June 17, 1998.

(2) Options granted under the Old OMI 1995 Incentive Equity Plan and converted to the OMI Corporation 1998 Stock Option Plan to the named executive officers. OMI did not grant any stock appreciation rights ("SARs") in calendar years 1996, 1997 or 1998 and no SARs were granted under the OMI Corporation 1998 Stock Option Plan.

                                         (Footnotes continued on following page)

(3) Includes (i) amounts contributed under the OMI Corporation Savings Plan and OMI Corporation Executive Savings Plan in 1998 for Mr. Stevenson at a value of $42,697, for Mr. deSostoa at a value of $45,552, for Mr. London at a value of $45,133, for Mr. Bugbee at a value of $46,379, for Mr. Goldstein at a value of $33,097 and for Mr. Blaustein at a value of $26,315 and (ii) amounts reflecting the cost of group-term life insurance coverage over $50,000 for Mr. Stevenson at a value of $605, for Mr. deSostoa at a value of $1,705, for Mr. London at a value of $1,705, for Mr. Bugbee at a value of $335, and for Mr. Blaustein at a value of $2,544.

(4) Represents amounts earned the relevant year. In some instances, the payment of all or a portion may have been deferred to a subsequent year.

(5) The Company made a loan of $84,866 to Mr. Stevenson in 1998 to finance his acquisition of a club membership which Mr. Stevenson uses for business purposes. The loan was repayable upon demand and was at an interest rate of 6.75%. Mr. Stevenson paid the accrued interest at December 31, 1998. During January 1999 the Board of Directors determined to bear the cost of the membership and forgave the repayment of the indebtedness.

(6) Mr. Blaustein joined the Company in July 1997. His 1997 annual salary was $235,000.

(7) Mr. Goldstein was paid pursuant to an Employment Agreement with Old OMI which was assumed by the Company. In July, 1998 the Company and Mr. Goldstein agreed to terminate the Employment Agreement. The amount stated includes $713,258 paid to Mr. Goldstein in connection with the termination.


EMPLOYMENT CONTRACTS

     OMI has employment agreements with Messrs. Stevenson, deSostoa, London, Bugbee, Blaustein and its Vice Presidents which provide for an annual base salary and a performance incentive bonus. The base salary is the amount paid in the previous year plus any raise granted by the OMI Board. Under the contracts, bonuses are paid at the discretion of the OMI Board. Each of these agreements also provides that if the employee's employment (i) is terminated without cause (as defined in his employment agreement), (ii) the employee voluntarily terminates his employment within 90 days of a relocation or reduction in compensation or responsibilities, or (iii) the employee is disabled (as defined in his employment agreement), such employee will continue to receive base salary and other benefits for a period of two years. Under these employment agreements, if such an employee's employment terminates (other than for "cause" or becoming "disabled") within two years after a change in control (as defined in the employment agreements), OMI is required to pay the executive a bonus equal to the total annual bonuses previously paid to the employee within the twelve months immediately preceding such change in control. In addition, in the event of a Change in Control (as defined in the relevant agreement) and if any such employee's employment is terminated by OMI without cause (other than for reasons of disability) or by the employee as described in clause (ii) above, within 2 years before or after such a Change in Control, OMI will pay such employee an amount equal to three times the sum of his then current base salary and his incentive bonus paid during the previous twelve months, reduced, in the case of a termination occurring prior to such a change in control by any severance theretofore paid to the employee under his employment agreement.


OPTION GRANTS IN 1998

     No new stock options or stock appreciation rights were granted to the named executive officers during calendar year 1998. Pursuant to the OMI Corporation 1998 Stock Option Plan, all of the unexercised options previously held by the executive officers under Old OMI awards were converted to options to purchase an equivalent number of shares of the common stock of the Company with a $1.11 reduction in exercise price since the option holder would no longer receive the benefit of Old OMI's value. All of the options are fully vested.


AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END OPTIONS VALUES

     No executive officer exercised stock options during fiscal year 1998. Based on the closing price on the New York Stock Exchange on December 31, 1998 of $3.25, no options were exercisable in-the-money.


REPORT ON SENIOR EXECUTIVE COMPENSATION
BY THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

     OMI's senior executive compensation program is designed to ensure that OMI can attract and retain executives who will contribute to OMI's success by their ability, ingenuity and industry experience, and to enable these executives to participate in the long-term success and growth of OMI by giving them a proprietary interest in OMI. OMI's senior executive compensation program recognizes and encourages individual skills, commitment to corporate goals, and contributions to Company and shareholder interests. The Compensation Committee believes that the Company's compensation for senior executives is comparable to that of competitors and serves the interest of shareholders.


COMPENSATION PHILOSOPHY

     OMI's senior executive compensation program, which governs compensation paid to senior executive officers is designed to:

     (1) encourage senior executives to identify with the goals and objectives of the Company and to reward the achievement of those goals and objectives;

     (2) acknowledge individual contributions of executives in achieving corporate goals;

     (3) encourage executives to be creative and aggressive, within the bounds of sound reason, in working toward Company and shareholder objectives;

     (4) sufficiently relate compensation to performance to encourage highly focused attention to corporate goals, while at the same time incorporating recognition of the cyclical nature of the shipping industry;

     (5) provide an appropriate mix of short and long-term compensation to reward both current performance and future commitment to OMI; and

     (6) establish a working environment that encourages talent, rewards good judgment, and maintains a quality working environment.

     In the highly cyclical bulk shipping market, the knowledge and judgment of a company's senior executives are particularly critical to the success of the enterprise. A lost opportunity may not be presented again for many years. Therefore, OMI's senior executive compensation program takes into account not only the normal financial considerations, but also, through discussions with the Company's senior executives and through presentations at Board of Directors meetings, an assessment of how well the executive has judged and reacted to the programs and opportunities presented to OMI in the course of market changes.

     OMI's senior executive compensation program, which is based on an assessment undertaken by an independent compensation consultant, includes base salary and a program which provides both bonus and equity participation in the Company based upon the performance of the Company's stock price. All of the senior executive have stock options and stock received in connection with the spin-off from Old OMI and the Board of Directors has set minimum levels of stock ownership which the senior executives are to meet. The executives have the incentive to make strategic decisions that will position the Company for future long-term success, improve the efficiency, quality and safety of shipping operations and efforts to develop and improve the business of the Company.


ANNUAL COMPENSATION AND LONG TERM AWARDS

     Base salaries of OMI's Chief Executive Officer and other named executive officers are listed in the Executive Compensation Table on page 6. Base salaries are reviewed annually by the Compensation Committee. Upward adjustments of base salaries are determined by an assessment of the base salaries included in employment contracts for the Chief Executive Officer and the other named executive officers, recent issues and difficulties addressed by the chief Executive Officer and the other named executive officers, efforts expended to carry out job responsibilities, general pay practices of similar companies with similar job categories and internal equity considerations. OMI tries to maintain a competitive salary structure in comparison to the median salaries paid in the shipping industry in order to attract and retain the highly qualified individuals necessary to ensure OMI prospers and rewards shareholder confidence.

     Bonuses, along with increases in base salaries, provide the short-term incentive portion of executive compensation at OMI. The Board of Directors approved a plan which provides bonuses based on the Company's stock price. No bonuses were paid by the Company in 1998, as it became an operating company in mid-year. Old OMI did pay such bonuses based on 1997 results under Old OMI's then existing plan. Bonuses are being paid under the new plan commencing in 1999 for 1998 performance. Fifty percent of the amount of any bonus is paid in cash and fifty percent is deferred and paid in OMI common stock or cash when the executive's employment terminates unless the executive owns sufficient stock to satisfy requirements established by the Board of Directors. No raises were given for 1999 to the senior executive officers, except for Mr. Blaustein and Mr. Bugbee.

POLICY WITH RESPECT TO SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction that a publicly held company can take with respect to the compensation of certain of its executive officers to the extent that such compensation exceeds $1 million in a taxable year, unless the compensation qualifies for any of several exceptions provided in the statute, including an exception for "performance based" compensation. As the Company is a Marshall Islands entity and its revenues are exempt from U.S. federal taxation, it does not take tax deductions for the compensation of its executives. Nonetheless, it does not expect that the total compensation for any of the Company's executive officers will exceed the amount of $1 million in any year in the immediate future.


COMPENSATION COMMITTEE

     The OMI Board of Directors' Compensation Committee, which is responsible for the administration of OMI's senior executive compensation program, is composed entirely of independent outside directors. The Compensation Committee reviews all aspects of senior executive compensation and recommends to the Board of Directors annual and long-term components of Chief Executive Officer and named executive officer compensation.


                                    COMPENSATION COMMITTEE
                                    James D. Woods, Chairman
                                    Edward Spiegel


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee comprises Messrs. Woods and Spiegel, both of whom are directors of the Company and neither of whom are or were officers of the Company or any of its subsidiaries. Neither provided other services to the Company nor received other remuneration from the Company in 1998. Mr. Spiegel is a limited partner at Goldman Sachs & Co., which performs investment banking services for the Company.


PERFORMANCE GRAPH

     A graph comparing the yearly cumulative total return for the Company Common Stock to the yearly cumulative total returns for the S&P 500 Composite Index and a peer index is not included herein because the Company Common Stock was first traded on the New York Stock Exchange on June 18, 1998.


APPROVAL OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as auditors of OMI and various subsidiaries for the year 1999. A representative of Deloitte & Touche LLP, who were also the auditors of OMI for 1998, is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The Board of Directors recommends a vote in favor of ratification of the appointment of Deloitte & Touche LLP as auditors for 1999.


SECTION 16(A) REPORTING

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and holders of more than 10% of the Company's common stock (collectively, "reporting persons") to file reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the copies of such reports furnished to the Company and written representations from the reporting persons other than executive officers and directors of the Company that no reports on Form 5 were required to be filed, the Company believes that all reports by such reporting persons were timely filed.


OTHER MATTERS

     OMI has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

     Copies of OMI's Annual Report on Form 10-K, excluding exhibits, are available to any stockholder, at no charge, by writing to: Corporate Relations Department, OMI Corporation, One Station Place, Stamford, CT 06902.


SHAREHOLDER PROPOSALS

     Any proposals of stockholders to be presented at OMI's next Annual Meeting must be received at OMI's principal executive offices, One Station Place, Stamford, CT 06902, Attention: Secretary, not later than December 31, 1999, for inclusion in OMI's proxy statement and form of proxy relating to that Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 has been mailed to Stockholders.


                                    By Order of the Board of Directors

                                    /s/ FREDRIC S. LONDON
                                    ----------------------------------
                                    FREDRIC S. LONDON
                                    Secretary


Stamford, CT
April 19, 1999

                                                                          [Logo]
                                                                 OMI CORPORATION


                                                                       Notice of
                                                                  Annual Meeting
                                                             and Proxy Statement



                                                                  Annual Meeting
                                                                 of Stockholders
                                                                    May 27, 1999
                                                                       9:00 A.M.
                                                                    The New York
                                                                  Helmsley Hotel
                                                            212 East 42nd Street
                                                                    New York, NY

================================================================================

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 OMI CORPORATION


     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned stockholder of OMI CORPORATION (the "Corporation") does hereby constitute CRAIG H. STEVENSON, JR., VINCENT J. de SOSTOA and FREDRIC S. LONDON, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Stockholders of the Corporation, to be held at The New York Helmsley Hotel, Turtle Bay Room, 212 East 42nd Street, New York, New York on Thursday, May 27, 1999 at 9:00 A.M., on all matters as may properly come before the meeting, as set forth in the Notice of Annual Meeting of Stockholders, dated April 19, 1999 and at any and all adjournments thereof.

     The Board of Directors recommends that stockholders vote for the election of the nominees for directors and for the ratification of the appointment of Deloitte & Touche LLP as auditors. If no specification is made as to any proposal, the shares will be voted FOR the election of the nominees for directors and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors.

       (Continued, and to be marked, dated and signed on the reverse side)
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


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This Proxy, when properly executed, will be voted           Please mark   [X]
in the manner directed herein by the undersigned            your votes as
stockholder. If no such directions are given with           indicated in
respect to all or some items, as to such items,             this example
this Proxy will be voted FOR Proposals 1, and 2.

                                     ------
                                     COMMON

The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2.

Proposal 1: FOR election of the following three Class I directors for a three year term, each to hold office until his or her successor shall be elected and qualified: Robert Bugbee, Per Heidenreich and James N. Hood

                 WITHHOLD
                AUTHORITY
                  TO VOTE
       FOR   FOR ALL NOMINEES
       [  ]        [  ]

Proposal 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE CORPORATION FOR THE YEAR 1999.

       FOR      AGAINST       ABSTAIN
       [  ]        [  ]        [  ]       I PLAN TO ATTEND MEETING  [  ]

(To withhold authority to vote for any individual nominee, print that nominee's name below.)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

 Signature(s)                                Date
            ----------------------------         ---------------

NOTE: Please mark, date, and sign your name as it appears hereon and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.
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                            O FOLD AND DETACH HERE O





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